EXHIBIT 10.6



                             Modification  Letter
                        SECURITIES PURCHASE AGREEMENT
                       AMENDMENT DATED AS OF MAY 7, 2004
                           THE PROJECT GROUP, INC.


                              May  7,  2004


To  The  Holders  Identified  on  Schedule  A

          Re:     Preferred  Stock  Conversion  Price  and Common Stock Purchase
Warrant Exercise  Price  Modification

Dear  Holders:

     Reference is made to the Securities Purchase Agreement dated as of March 9, 2004 between The Project Group, Inc. (the "Company") and the undersigned Holder related to the purchase by the Holder of Series B 4% Redeemable
Preferred Stock ("Preferred Stock") and Common Stock Purchase Warrants (the "Warrants") Pursuant to the Certificate of Designation, Preferences and Rights and Number of Shares of Series B 4% Redeemable Preferred Stock ("Certificate of Designation"), each of the Holders of Preferred Stock was granted the right to convert such Preferred Stock into Common Stock of the Company. Pursuant to the Warrants, each of the Holders was granted the right, subject to terms and conditions of the Warrant, to purchase shares of Common Stock of the Company.

     WHEREAS, the Company and the undersigned Holder have determined that it is necessary and desirable to to modify certain terms of the Preferred Stock and Warrants and the Securities Purchase Agreement.

     It is now therefore agreed by the Company and the Holder for good and valuable consideration, receipt of which is acknowledged, that:

     1. The initial Conversion Rate, as defined in the Certificate of Designation, shall be amended and changed to reflect that each share of Preferred Stock shall be convertible into12,500 shares of Common Stock. The Company undertakes to make all filings with the State of Nevada which are necessary to effectuate this modification and to provide an amendment to the Certificate of Designation of the Preferred Stock to the Holder.

     2. The Exercise Price, as defined in the Warrants, is reduced to $0.135, subject to further adjustment as described in the Warrants.

     3. The Holder hereby acknowledges that as a result of the changes to the Preferred Stock and Warrants, the Company shall be required to withdraw its pending registration statement which was filed by the Company to comply with section 10 of the Securities Purchase Agreement, and to file a new registration statement reflecting the new terms of the preferred Stock and Warrants. The undersigned Holder hereby waives any default which may be deemed to have occurred under Section 10 of the Securities Purchase Agreement as a result of the withdrawal; provided, however, such waiver of default shall be deemed effective only in the even that the Company files a new registration statement with the Securities and Exchange Commission within 5 business days of the date hereof.

     4. All terms employed in this letter, unless otherwise defined herein, shall have the same meanings attributed to them in the Certificate of Designation, Preferred Stock and Warrants.

     5. Except as modified herein, the Certificate of Designation, Preferred Stock, Warrants and documents delivered in connection therewith remain in full force and affect.

          6. This letter constitutes the binding obligation of the Company and the Holder. This Agreement may be executed in counterpart and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart .

     7. In lieu of the Company reissuing Preferred Stock certificates and Warrant certificates reflecting the reduced Conversion Rate and Exercise Price, a copy of this letter appended to the Preferred Stock certificate and Warrant shall be deemed sufficient to evidence the reduction of the Conversion Rate and Exercise Price.

     8. The Holder further acknowledges that the warrants issuable to the Selling Agent shall be amended to reflect an exercise price of $.135 per share


THE  PROJECT  GROUP,  INC.

   /s/ Craig Crawford
By:________________________________
     Craig Crawford, Pesident

HOLDER:


Alpha  Capital  AG

Ateres  Mechoel,  Inc

Bais  Yaakov  Moshe

Genesis  Microcap,  Inc

Leon  Goldberg

J.M.  Investors

Bella  Jacobs

Keren  Mycb  Elias

Mendlowitz  Charitable
Foundation

Platinum  Partners  Value
Arbitrage  Fund

Platinum  Partners  Global
Macro  Fund

Zenny  Trading  Ltd